Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-220864) and Form S-3 (Registration No. 333-224423) of Rekor Systems, Inc. (previously named Novume Solutions, Inc.) of our report dated April 11, 2019, relating to the consolidated financial statements included in the Annual Report on Form 10-K of Rekor Systems, Inc. for the year ended December 31, 2018.

/s/ BD & Company, Inc.

BD & Company, Inc.
Owings Mills, MD
August 14, 2019